Exhibit 10.18
FIRST AMENDMENT
TO
PENINSULA BANK
VALUE APPRECIATION INSTRUMENT AGREEMENT
     FIRST AMENDMENT, dated as of May 11, 2011 (this “Amendment”), by and between Bond Street Holdings, Inc., a Delaware corporation (the “Company”) and the Federal Deposit Insurance Corporation, as Receiver of Peninsula Bank, Englewood, Florida (the “FDIC”), to the VALUE APPRECIATION INSTRUMENT AGREEMENT, dated as of February 11, 2011 (the “Agreement”), by and between the Company and the FDIC. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.
W I T N E S S E T H :
     WHEREAS, pursuant to Section 8 of the Agreement, the Company and the FDIC wish to amend the Agreement as set forth herein to clarify the Alternative Consideration Fee;
     NOW, THEREFORE, the Company and the FDIC hereby amend the Agreement as follows:
     SECTION 1. Amendment.
     (a) The definition of “Determination Price” in Section 1 of the Agreement is hereby amended by adding a “;” at the end of clause (ii) and by adding as new clause (iii) the following language:
     “(iii) if the Alternative Consideration Fee is assessed, the value per Unit is equal to the product of (x) the Company’s Tangible Book Value per common share as of the most recent quarter prior to the expiration of the term and (y) the prevailing average price to tangible book multiple of the components underlying the Nasdaq Bank Index at such date.”
     (b) The definition of “Term” in Section 1 of the Agreement is hereby amended by deleting the existing language in its entirety and substituting the following language in lieu thereof:
          ““Term” shall mean the period commencing on the Initial Exercise Date and ending on the earlier of (i) the first anniversary of the Trigger Event or (ii) June 25, 2012.”
     (c) Section 2(a) of the Agreement is hereby amended by adding “as defined in clause (i) or clause (ii) of the definition of “Determination Price” after the words “the Determination Price” at the end of the section.

     (d) Section 3(f) of the Agreement is hereby amended by deleting the existing language in its entirety and substituting the following language in lieu thereof:
“(f) Alternative Consideration Fee. In the event that a Trigger Event does not occur prior to the expiration of the Term or a Trigger Event occurs but the FDIC does not exercise fully the VAI Right, then upon the expiration of the Term the Company shall pay to the FDIC a cash fee equal to the product of (x) the number of unexercised Units and (y) the Settlement Price per Unit. For purposes of this Section 3(f), the Settlement Price shall be calculated based on a Determination Price as defined in clause (iii) of the definition of “Determination Price.”
     SECTION 2. Governing Law. This Amendment shall be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and, insofar as there may be no applicable federal law, shall be governed in accordance with the laws of the State of New York. Each of the Company and FDIC agrees (a) to submit to the exclusive jurisdiction and venue of the federal courts located in the State of New York for any civil action, suit or proceeding arising out of or relating to this Amendment or the transactions contemplated hereby, and (b) that notice may be served upon the Company and FDIC at the addresses in Section 7 of the Agreement. To the extent permitted by applicable law, each of the Company and FDIC hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Amendment or the transactions contemplated hereby.
     SECTION 3. Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile transmission or other electronic transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission or other electronic transmission shall be deemed the same as the delivery of an original.
     SECTION 4. Effectiveness. The amendments provided for by this Amendment shall become effective upon delivery of counterparts of this Amendment, duly executed by the parties hereto.
     SECTION 5. Entire Agreement. This Amendment, together with the Agreement and the P&A Agreement (including the exhibits and schedules of each of the foregoing), contain the entire understanding of the parties hereto with respect to the subject matter hereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BOND STREET HOLDINGS, INC.
By:	/s/ Stuart I. Oran
	Name:	Stuart I. Oran
	Title:	Exec. VP & Chief Admin. Officer

FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF PENINSULA BANK, ENGLEWOOD, FLORIDA
By:	/s/ Herbert Held
	Name:	Herbert Held
	Title:	Associate Director

[Amendment to Peninsula Value Appreciation Instrument Agreement]